[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT 10.1

FIRST AMENDMENT TO

COLLABORATION AGREEMENT

This First Amendment to the Collaboration Agreement is effective as of June 5, 2007 (the “First Amendment Effective Date”) between EXELIXIS, INC., a Delaware corporation having its principal place of business at 170 Harbor Way, P.O. Box 511, South San Francisco, California 94083-0511 USA (“Exelixis”) and DAIICHI SANKYO COMPANY LIMITED, (formerly known as Sankyo Company, Limited), a Japanese corporation having its principal place of business at 3-5-1 Nihonbashi-honcho, Chuo-ku, Tokyo 103-8426 Japan (“Daiichi-Sankyo”).

WHEREAS, Exelixis and Daiichi-Sankyo have entered into a Collaboration Agreement dated March 20, 2006 (the “Collaboration Agreement”), under which the parties initiated an exclusive collaboration to characterize and optimize small molecule compounds that modulate the Mineralocorticoid Receptor and to develop and commercialize novel therapeutic and prophylactic products based on such compounds; and

WHEREAS, Exelixis and Daiichi-Sankyo wish to modify the terms of the existing Collaboration Agreement in the manner set forth in this First Amendment.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties agree as follows:

A. Amendment of the Collaboration Agreement. The parties hereby agree to amend the terms of the Collaboration Agreement as provided below, effective as of the First Amendment Effective Date. To the extent that the Collaboration Agreement is explicitly amended by this First Amendment, the terms of this First Amendment will control where the terms of the Collaboration Agreement are contrary to or conflict with the following provisions. Where the Collaboration Agreement is not explicitly amended, the terms of the Collaboration Agreement will remain in full force and effect. Capitalized terms used in this First Amendment that are not otherwise defined herein shall have the same meanings as such terms have in the Collaboration Agreement.

B. Amendment of Section 1.22 of the Collaboration Agreement. The sentence at Section 1.22 shall be deleted in its entirety and replaced with the following:

““Initial Research Term” means the period commencing on the Effective Date and ending twenty one (21) months later.”

C. Amendment of Section 2.5 of the Collaboration Agreement. The paragraph at Section 2.5 shall be deleted in its entirety and replaced with the following:

“Extension of Research Term. The parties may mutually agree to extend the Research Term beyond the end of the Initial Research Term for an additional eighteen (18) month period, during which time Daiichi-Sankyo shall fund at least [ * ] FTEs per year at the Annual FTE Rate(s) to be agreed upon by the parties and such FTEs shall either: (a) create and test [ * ]; or (b) develop [ * ] that are effective in [ * ] as a result of their [ * ] and that have [ * ]. If the Parties intend to so extend the Research Term, then at least thirty (30) days prior to the end of the Initial Research Term, the Parties shall agree upon a written Research Plan that covers the extension period and specifies the applicable Annual FTE Rate(s) and shall amend this Collaboration Agreement as necessary including, if applicable, to clarify each Party’s rights and obligations with respect to the [ * ] and the [ * ] discovered or developed through the use of such [ * ].”

D. Miscellaneous. This First Amendment amends the terms of the Collaboration Agreement and is deemed incorporated into, and governed by all other terms of, the Collaboration Agreement. The provisions of the Collaboration Agreement, as amended by this First Amendment, remain in full force and effect. Each party shall execute, acknowledge and deliver such further instruments, and do all other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this First Amendment. This First Amendment may be signed in counterparts, each and every one of which shall be deemed an original, notwithstanding variations in format or file designation, which may result from the electronic transmission, storage and printing of copies of this First Amendment from separate computers or printers. Facsimile signatures shall be treated as original signatures.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.	2

IN WITNESS WHEREOF, the Parties have caused this First Amendment to be duly executed by their authorized representatives as of the First Amendment Effective Date.

For EXELIXIS, INC.:

By:	/s/ George Scangos
Print Name:	George Scangos
Title:	President & Chief Executive Officer
Date:	14 June 2007

For DAIICHI SANKYO COMPANY LIMITED:

By:	/s/ Kazunori Hirokawa
Print Name:	Kazunori Hirokawa, M.D., Ph.D.
Title:	Executive Officer, Head of R&D Division
Date:	June 18, 2007

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.	3